Exhibit 10.9

REXFORD INDUSTRIAL REALTY

STANDARD INDUSTRIAL
MULTI-TENANT LEASE - NET

This Lease (“Lease”), dated August 6, 2021, is made by and between RIF V – Glendale Commerce Center, LLC, a California limited liability company (“Landlord”), and the Tenant named below (collectively the “Parties,” or individually a “Party”).

1.	BASIC LEASE PROVISIONS

A.	Tenant:	Xos, Inc., a Delaware corporation

B.	Premises:	An approximately 85,142 rentable square foot portion of the building located at the street address of 3550 Tyburn Street, Units 100 and 101, located in the City of Los Angeles, County of Los Angeles, State of California, with zip code 90065, as shown on Exhibit “A” attached hereto (“Premises”). In addition to Tenant’s rights to use and occupy the Premises as hereinafter specified, Tenant shall have non-exclusive rights to any Common Areas (as defined in Section 3.A. below) of the building containing the Premises (“Building”) but shall not have any rights to the roof, or exterior walls of the Building or to any other buildings in the Project. The Premises, the Building, the Common Areas, the land upon which they are located, along with all other buildings and improvements thereon, are here in collectively referred to as the “Project.”

C.	Parking Spaces:	Seventy (70) reserved and twenty-nine (29) unreserved vehicle parking spaces, the location of which is shown on Exhibit “E” attached hereto.

D.	Commencement Date:	January 1, 2022

E.	Lease Term:	Sixty-One (61) full calendar months following the Commencement Date and ending on January 31, 2027 (“Expiration Date”).

F.	Security Deposit:	$505,082.68

G.	Base Rent:	Period	Monthly Base Rent
		Commencement Date through December 31, 2022	$93,656.20	*
		January 1, 2023 through December 31, 2023	$96,465.89
		January 1, 2024 through December 31, 2024	$99,359.86
		January 1, 2025 through December 31, 2025	$102,340.66
		January 1, 2026 through January 31, 2027	$105,410.88

		*Subject to Base Rent Credit as set forth in Section 4.D. below.

H.	Tenant’s Share:	18.61% of the Project
100% of the Building

I.	Current estimate of Tenant’s Share of estimated monthly Operating Expenses (estimate only and subject to adjustment based on actual costs and expenses according to the provisions of this Lease)

$20,859.79. The estimated monthly Operating Expenses shall include (i) the estimated Common Area expenses of $8,939.91 per month; (ii) the estimated Insurance costs of $1,362.27 per month; and (iii) the estimated Real Property Taxes of $10,557.61 per month.

J.	Base Rent and other	Base Rent (first month)	$93,656.20
	Monies Due Upon	Security Deposit	$505,082.68
	Execution by Cashier’s	Estimated Operating Expenses (first month)	$20,859.79
	Check:	Total Amount Due on Lease Execution	$619,598.67

K.	Early Possession Date:	Tenant is currently in possession under the Existing Lease and the Sublease.

L.	Permitted Use:	Office, inventory, assembly, and warehouse space for Tenant’s primary business, which is the development, design, assembly and distribution of electric commercial vehicles and their component counterparts.

M.	Broker(s):	Colliers International representing Landlord (“Landlord’s Broker”).
CBRE, Inc. representing Tenant (“Tenant’s Broker”).

N.	Guarantor:	None.

O.	Exhibits:	Exhibit “A” - Site Plan Depicting the Premises and Project; Exhibit “B” - Rules and Regulations;
Exhibit “C” – Tenant Contact Information Form; Exhibit “D” – ACM Notification; Exhibit “E” – Parking Plan

P.	Addenda:	Coronavirus Acknowledgement

2. Granting and Acceptance of Premises.

A. Grant of Premises and Term. In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord leases to Tenant, and Tenant takes from Landlord, the Premises, to have and to hold for the Lease Term, subject to the terms, covenants and conditions of this Lease. Base Rent set forth in this Lease is not subject to adjustment should the actual size of the Premises be determined to be different than the approximate size described in the Basic Lease provisions. In the event that the size of the Premises and/or the Project are modified during the Lease Term, Landlord may recalculate Tenant’s Share to reflect such modification.

B. Condition. Tenant has been, and remains, in possession of the Premises pursuant to the Existing Lease. Notwithstanding anything to the contrary herein, Tenant acknowledges and agrees that (i) Tenant has taken the Premises in its as-is, where-is condition, without representation or warranty of any kind from Landlord, (ii) Landlord has no obligation to perform any work or construct any improvements to the Premises as a condition to this Lease, (iii) Tenant has accepted this Lease and the Premises subject to all Legal Requirements, and (iv) Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises are suitable for Tenant’s intended purposes. In no event shall Landlord have any obligation for any defects in the Premises or any limitation on its use. Tenant is advised to verify the actual size prior to executing this Lease. Tenant acknowledges that it has been occupying the Premises and previously had the opportunity to inspect the suitability of the Premises for Tenant’s intended use (including but not limited to the electrical, heating, ventilation and air conditioning (“HVAC”) and fire sprinkler systems, security, environmental aspects, and compliance with any building codes, applicable laws, covenants or restrictions of record, regulations, and ordinances (“Legal Requirements”), including the Americans with Disabilities Act), and to measure the Premises. NOTE: Tenant is responsible for determining whether or not the Legal Requirements, and, including, without limitation, the zoning, are appropriate for Tenant’s intended use, and acknowledges that past uses of the Premises may no longer be allowed. Tenant represents and warrants that it has obtained all required occupancy permits from the applicable municipality and other agencies having jurisdiction over the Premises. Tenant accepts the Premises as in good condition at the time possession was taken. No later than 10 days after written demand is made therefor by Landlord of Tenant, Tenant shall execute and deliver to Landlord a Tenant Contact Information Sheet in the form of Exhibit “C”, as attached to and hereby made a part of this Lease. No person acting on behalf of Landlord is authorized to make, and Tenant acknowledges and agrees that Landlord has not made and specifically negates and disclaims, any representations, warranties, promises, covenants, agreements or guaranties of any kind or character whatsoever, whether express or implied, oral or written, past, present or future, of, as to, concerning or with respect to the Premises.

C. Compliance. Except as provided in Section 7.B. below or otherwise expressly set forth in this Lease, in no event shall Landlord have any obligation for any defects in the Premises or any limitation on its use. If the Legal Requirements are changed after the Commencement Date of the Existing Lease so as to require during the term of this Lease the construction of an addition to or an alteration of the Premises and/or Building, the remediation of any Hazardous Material, or other physical modification of the Premises and/or Building (“Capital Expenditure”), Landlord and Tenant shall allocate the cost of such work as follows:

(1) Subject to subsection 3 below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Tenant as compared with uses by tenants in general, Tenant shall be fully responsible for the cost thereof.

(2) If such Capital Expenditure is not the result of the specific and unique use of the Premises by Tenant (such as, governmentally mandated seismic modifications), then Landlord shall pay for such Capital Expenditure and Tenant shall only be obligated to pay, each month during the remainder of the term of this Lease (including any extensions or renewals thereof), on the date on which the Base Rent is due, an amount equal to 1/144th of the portion of such costs reasonably attributable to the Premises. Tenant shall pay interest of seven percent (7%) per annum on the unamortized balance but may prepay its obligation at any time. If, however, such Capital Expenditure is required during the last 2 years of this Lease or if Landlord reasonably determines that it is not economically feasible or is commercially impracticable to pay its share thereof, Landlord shall have the option to terminate this Lease upon 90 days prior written notice to Tenant unless Tenant notifies Landlord, in writing, within 10 days after receipt of Landlord’s termination notice that Tenant will pay for the entire cost of such Capital Expenditure in immediately available funds.

(3) Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Legal Requirements. If the Capital Expenditures are instead triggered by Tenant as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then Tenant shall either: (i) immediately cease such changed use or intensity of use and/or take such other steps as may be necessary to eliminate the requirement for such Capital Expenditure, or (ii) if Tenant elects to continue with its change in use, complete such Capital Expenditure at its own expense. Tenant shall not have any right to terminate this Lease in accordance with this Section.

D. Tenant as Prior Owner/Occupant. There are no warranties, covenants and/or agreements made by Landlord in this Section as previously Tenant (or a person or entity with whom Tenant is or was affiliated) was the occupant of the Premises pursuant to that Sublease, dated as of February 2, 2021, as amended from time to time (collectively, the “Sublease”), each between Tenant and Landlord’s existing tenant, R.R. Donnelley & Sons Company, a Delaware corporation (the “Existing Tenant”). The current lease for the Premises by and between Landlord and the Existing Tenant, dated as of August 7, 2006, as amended from time to time (collectively, the “Existing Lease”), shall expire on December 31, 2021. As such, Tenant shall be responsible for any necessary corrective work required under Section 7 hereunder. Prior to the Commencement Date hereof, the Existing Lease shall remain in full force and effect, and Tenant shall perform all of its obligations under the Existing Lease. Upon the Commencement Date of this Lease, this Lease shall supersede the terms and conditions of the Existing Lease, provided that Tenant shall continue to be obligated to perform any and all obligations under the Existing Lease and Sublease that survive its termination, including, without limitation, any indemnity obligations and environmental obligations therein, and Landlord shall not be required to enforce such obligations upon the expiration of the term of the Existing Lease. Tenant represents to Landlord that as of the date hereof: (i) Tenant is not in breach or default under the Existing Lease, (ii) Landlord is not in breach or default under the Existing Lease, (iii) no events have occurred that with the passage of time or the giving of notice or both would constitute a breach or default under the Existing Lease, (iv) the Existing Lease is in full force and effect and, together with this Lease, constitutes the only agreement between and Landlord and Tenant regarding the Premises, (v) Tenant is not entitled to any credits, offsets, concessions or abatements under the Existing Lease or Sublease, (vi) Tenant is not a party to or subject to any bankruptcy or similar proceeding, and (vii) Tenant holds the entire interest of the “Tenant” under the Existing Lease and has not assigned or sublet any interest therein.

3. Common Areas.

A. Common Areas. “Common Areas” shall mean all areas of the Project for the common use or benefit of the tenants of the Project and their employees, agents, and other invitees, including, without limitation: all parking areas, pedestrian walkways, driveways and access roads, and entrances and exits.

B. Common Areas - Tenant’s Rights. Landlord grants to Tenant, for the benefit of Tenant and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Landlord under the terms hereof or under the terms of any Rules and Regulations or restrictions governing the use of the Project. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property (including, without limitation, pallets), temporarily or permanently, in the Common Areas, nor shall Tenant conduct any business from the Common Areas at any time, including without limitation, loading or unloading materials or supplies within or from the Common Areas (unless Landlord has designated loading areas within such Common Areas). Any such storage shall be permitted only by the prior written consent of Landlord, which consent may be revoked at any time. In the event that any unauthorized storage shall occur, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord.

C. Common Areas - Rules and Regulations. Tenant shall, at all times during the Lease Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project. The current Project Rules and Regulations are attached hereto as Exhibit “B.” In the event of any conflict between said Rules and Regulations and other provisions of this Lease, the other terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any Rules or Regulations by other tenants in the Project. Tenant shall use its best efforts to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Tenant will make use of all of the Common Areas (including, without limitation, all loading and unloading areas) in a cooperative, harmonious fashion, and shall not block or unreasonably interfere with access by others in the Project to their premises or loading areas.

D. Common Areas – Changes. Landlord shall have the right, in the Landlord’s sole discretion, from time to time, to make changes to the Project, including, without limitation, granting easements, making public dedications, designating and modifying Common Areas and creating restrictions on or about the Project; changing the location, size, shape and number of driveways, entrances, parking spaces and the number of assigned parking spaces proportionately if reduced or reallocated at the Project, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways; temporarily closing any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available; designating other land outside the boundaries of the Project to be a part of the Common Areas; adding additional buildings and improvements to the Common Areas; using the Common Areas while making additional improvements, repairs or alterations to the Project; and performing such other acts and making such other changes in, to or with respect to the Common Areas and Project as Landlord may deem to be appropriate in its commercially reasonable discretion. Subject to Legal Requirements, such changes to the Common Areas (i) shall not preclude Tenant’s access to the Premises (for purposes of this Lease, Tenant shall be deemed to have access to the Premises as long as at least one path of travel and entry point exists to and from the Premises and Landlord shall have the right to create temporary entry to the Premises if Landlord blocks the existing entries); (ii) shall not prevent Tenant from engaging in the Permitted Use; and (iii) shall not reduce the size of the Premises.

E. Vehicle Parking. Tenant shall be entitled to use only the number of Parking Spaces specified in the Basic Lease Provisions on those portions of the Common Areas designated from time to time by Landlord for parking. Said parking spaces shall be used for parking by vehicles no larger than full-size passenger automobiles or pick-up trucks, herein called “Permitted Size Vehicles.” Landlord may regulate the loading and unloading of vehicles by adopting Rules and Regulations as provided in this Lease. No vehicles other than Permitted Size Vehicles may be parked in the Common Area without the prior written permission of Landlord. The parking areas of the property shall be used for parking of Permitted Size Vehicles and, subject to Landlord’s rules and regulations, the loading and unloading of trucks only. The use by Tenant of those areas for storage material (including pallets) is expressly prohibited. All material shall be stored within the Building. Landlord may allocate and assign parking spaces among Tenant and other tenants in the Project if Landlord reasonably determines that such parking facilities are becoming crowded. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties. In addition:

(1) Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities.

(2) Tenant shall not service or store any vehicles in the Common Areas.

(3) Tenant shall not park any vehicles overnight in the Parking Spaces, the Common Areas, or anywhere else in the Project.

(4) If Tenant permits or allows any of the prohibited activities described in this Section, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord.

4. Rent.

A. Rent Defined. Any payments or charges due from Tenant (other than the Security Deposit) to Landlord hereunder shall be considered rent for all purposes of this Lease (“Rent”).

B. Operating Expenses. During each month of the Lease Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12 of the annual cost, as estimated by Landlord from time to time, of Tenant’s Share of all Operating Expenses for the Project. Payments thereof for any fractional calendar month shall be prorated. The term “Operating Expenses” means all costs and expenses incurred by Landlord with respect to the ownership, maintenance, and operation of the Project including, but not limited to, costs of any of the following if at the Project:

(1) Costs relating to the operation, replacement, repair, maintenance and energy efficiency, in neat, clean, good order and condition, of any of following if incurred by Landlord:

(a) The Common Areas and Common Area improvements, including parking areas, loading and unloading areas, trash areas, roadways, parkways, walkways, driveways, landscaped areas, bumpers, irrigation systems, Common Area lighting facilities, fences and gates, elevators, roofs, exterior walls of the buildings, building systems and roof drainage systems.

(b) Exterior signs and any tenant directories.

(c) Any fire sprinkler systems.

(d) All other areas and improvements that are within the exterior boundaries of the Project but outside of the Premises and/or any other space occupied by a tenant.

(2) The cost of water, gas, electricity and telephone to service the Common Areas and any utilities not separately metered.

(3) The cost of pest control services, property management, security services, owner’s association dues and fees, the cost to repaint the exterior of any structures and the cost of any environmental inspections.

(4) The cost of trash disposal for any trash receptacles located in the Common Areas and/or available for the use of tenants (if Landlord operates the Project in a manner such that tenants do not directly contract for trash collection services).

(5) Intentionally omitted.

(6) Any deductible portion of an insured loss concerning the Building or the Common Areas.

(7) Reasonable auditors’, accountants’ and attorneys’ fees and costs related to the operation, maintenance, repair and replacement of the Project.

(8) The cost of any capital improvement (as opposed to maintenance, repair or replacements) to the Building or the Project not covered under the provisions of Section 2.C. that (i) is incurred in connection with upgrading the Premises or Project to comply with codes, ordinances, regulations, statutes and/or other laws which first become effective on or after the date of this Lease, (ii) are reasonably anticipated to result in cost savings in the operation or maintenance of the Project, or (iii) that reasonably relate to the safety or security of the Project; provided, however, that Landlord shall allocate the cost of any such capital improvement over a 12 year period and Tenant shall not be required to pay more than Tenant’s Share of 1/144th of the cost of such capital improvement in any given month. The cost of any other services to be provided by Landlord that are stated elsewhere in this Lease to be a Common Area Operating Expense.

(10) Real Property Taxes (as defined in this Section 10.A. below).

(11) The cost of the premiums for the insurance policies carried by Landlord pursuant to Section 8 below.

Any Operating Expenses and Real Property Taxes that are specifically attributable to the Premises, the Building or to any other building in the Project or to the operation, repair and maintenance thereof, shall be allocated entirely to such Premises, Building, or other building. Notwithstanding any contrary provision contained in this Lease, Landlord shall have the right, from time to time, to equitably allocate some or all of the Operating Expenses for the Project into separate cost pools as described below (the “Operating Expense Pools”), in Landlord’s sole discretion. If any line item(s) of Tenant’s Share of Operating Expenses are incurred or assessed with respect to a portion of the Project that includes the Premises but does not include the entire Project, the denominator for the purpose of calculating Tenant’s Share of the applicable line item(s) of Tenant’s Share of Operating Expenses will be adjusted to exclude the square footage of the portions of the Project to which such line item(s) do not relate, thereby creating separate Operating Expense Pools and different Tenant’s Shares with respect to each such Operating Expense Pool. Each Operating Expense Pool denominator and, consequently, Tenant’s Share, shall be subject to modification each year of the Lease Term, as reasonably determined by Landlord.

Within 60 days after written request (but not more than once each year) Landlord shall deliver to Tenant a reasonably detailed statement showing Tenant’s Share of the actual Operating Expenses for the preceding year. If Tenant’s payments during such year exceed Tenant’s Share, Landlord shall credit the amount of such over-payment against Tenant’s future payments of Operating Expenses. If Tenant’s payments during such year were less than Tenant’s Share, Tenant shall pay to Landlord the amount of the deficiency within 10 days after delivery by Landlord to Tenant of the statement. Operating Expenses shall not include any expenses paid by any tenant directly to third parties, or as to which Landlord is otherwise reimbursed by any third party, other tenant, or insurance proceeds.

Notwithstanding the foregoing, the term “Operating Expenses” shall not include the following: (i) debt service under mortgages or ground rent underground leases; (ii) leasing commissions, or the costs of renovating space for tenants; (iii) repairs, alterations, additions, improvements or replacements made to rectify or correct any defect in the design, materials or workmanship of the Premises or the Project; (iv) costs of repairs, restoration, replacements or other work occasioned by (A) fire, windstorm or other casualty and either (1) payable (whether paid or not) by insurance required to be carried by Landlord under this Lease, or (2) otherwise paid by insurance then in effect obtained by Landlord (B) the adjudicated negligence or adjudicated intentional tort of Landlord, or any representative, employee or agent of Landlord, (C) the act of any other tenant in the Premises or the Project, or any other tenant’s agents, employees, licensees or invitees to the extent the applicable cost is, in the Landlord’s reasonable judgment, practically recoverable from such person; (v) costs incurred (less costs of recovery) for any items to the extent such amounts are, in Landlord’s reasonable judgment, recoverable by Landlord under a manufacturer’s, materialman’s, vendor’s or contractor’s warranty; (vi) non-cash items, such as deductions for depreciation and amortization of the Premises, the Building or the Project and the Premises or the Project equipment, or interest on capital invested; (vii) legal fees, accountants’ fees and other expenses incurred in connection with disputes with other tenants or occupants of the Premises or the Project or associated with the enforcement of any lease or defense of Landlord’s title to or interest in the Premises or the Project or any part thereof; (viii) costs incurred due to violation by Landlord or any other tenant in the Premises or the Project of the terms and conditions of any lease; the cost of any service provided to Tenant or other occupants of the Premises, the Building or the Project for which Landlord is entitled to be reimbursed; (ix) charitable or political contributions; or (x) interest, penalties or other costs arising out of Landlord’s failure to make timely payments of its obligations.

Provided that an Event of Default has not occurred and is continuing beyond any applicable notice and cure period, Tenant may request in writing, within sixty (60) days following the delivery by Landlord to Tenant of the annual statement of Operating Expenses described above (the “Statement”), an audit of the Operating Expenses if Tenant has a reasonable belief that the Statement contain an error to the detriment of Tenant, Tenant, at its sole cost and expense, shall have the right to examine property invoices evidencing such costs and expenses as provided in the Statement. Such review of Landlord’s property invoices may occur not more than once per year at Landlord’s local market office during reasonable business hours. Landlord agrees to make available such records relating to the Statement, a copier and conference room available to Tenant for a period not to exceed ten (10) business days to examine such property invoices. In the event Tenant desires to exercise the foregoing right, Tenant shall deliver written notice of Tenant’s intent to review the property invoices, no later than sixty (60) days following Tenant’s receipt of the Statement. Time is of the essence with regards to the delivery of such notice. Upon Landlord’s receipt of Tenant’s notice, Landlord and Tenant shall work in good faith to schedule a time and date for such property invoice examination which shall be acceptable to both parties. In the event that Tenant accurately determines that the Statement contain an error to the detriment of Tenant, Landlord shall immediately provide a revised Statement to Tenant. If Tenant has already paid the Invoice, Landlord will provide a credit against Tenant’s obligations to pay Base Rent in the amount overpaid by Tenant. Tenant shall keep any information gained from such examination confidential and shall not disclose it to any other party, except as required by law. If requested by Landlord, Tenant shall be required to sign a confidentiality agreement as a condition of Landlord making Landlord’s invoices available for inspection. Notwithstanding anything contained herein to the contrary, Tenant may have its accountant review such property records but in no event shall Tenant retain any person paid on a contingency fee basis to act on behalf of Tenant with regards to the forgoing rights to review the property invoices and Landlord shall have no obligation to allow any such representative paid on a contingency fee basis access to Landlord’s records. Notwithstanding anything contained in this Lease to the contrary, Tenant hereby agrees that Tenant’s sole remedy pertaining to an error in the Statement shall be for the recovery from Landlord an amount equal to the amount overpaid by Tenant, and Tenant hereby waives any right to terminate this Lease as a result of any such error in the Statement which Tenant may have under law or equity.

Notwithstanding the foregoing, in the event Tenant’s review of property invoices reveals that Landlord’s determination of Tenant’s Share of Operating Expenses as set forth in the Invoice was in error in Landlord’s favor by more than six percent (6%) of the amount charged by Landlord to Tenant pursuant to such invoice, then Landlord agrees to pay the reasonable, third-party cost of such review of the property invoices incurred by Tenant; provided such cost shall not exceed $3,000.00.

C. Payment. Tenant shall pay Base Rent in the amount set forth in the Basic Lease Provisions of this Lease. The Total Amount Due on Lease Execution, as shown in Section 1.K, shall be due and payable on the date hereof by cashier’s check, and Tenant promises to pay to Landlord in advance, without demand, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month succeeding the Commencement Date. Payments of Base Rent and estimated Operating Expenses for any fractional calendar month shall be prorated based on the actual days of said month. All payments required to be made by Tenant to Landlord hereunder (or to such other party as Landlord may from time to time specify in writing) shall be made by check or by Electronic Fund Transfer (“EFT”) of immediately available federal funds before 5:00 p.m., Pacific Time at such place, as Landlord may from time to time designate to Tenant in writing. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder except as may be expressly provided in this Lease. If Tenant is delinquent in any monthly installment of Base Rent or of estimated Operating Expenses for more than 5 days after the due date, Tenant shall pay to Landlord on demand a late charge equal to the greater of ten percent (10%) of such delinquent sum or $100. Tenant shall not be obligated to pay the late charge until Landlord has given Tenant 5 days written notice of the delinquent payment (which may be given at any time during the delinquency); provided, however, that such notice shall not be required more than twice in any 12- month period. The provision for such late charge shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as a penalty.

D. Base Rent Credit. Notwithstanding anything herein to the contrary but subject to Tenant not being in default beyond any applicable notice and cure period, the Base Rent (and only the Base Rent) for the calendar month of February 2022 shall be discounted one hundred percent (100%) (the “Base Rent Credit”). Tenant understands and agrees that the foregoing Base Rent Credit is conditioned upon Tenant’s not being in breach under this Lease beyond any applicable notice and cure period. Accordingly, upon the occurrence of any breach under this Lease beyond any applicable notice and cure period, the foregoing Base Rent Credit shall immediately become null and void, and any Base Rent previously credited to Tenant shall immediately become due and payable, and Tenant shall no longer receive any credit on account of such Base Rent Credit.

5. Security Deposit. The Security Deposit shall be held by Landlord as security for the performance of Tenant’s obligations under this Lease. If Tenant fails to pay Rent, or otherwise an Event of Default occurs under this Lease, Landlord may use, apply or retain all or any portion of said Security Deposit for the payment of any amount already due Landlord, for Rents which will be due in the future, and/or to reimburse or compensate Landlord for any liability, expense, loss or damage which Landlord may suffer or incur by reason thereof. If Landlord uses or applies all or any portion of the Security Deposit, Tenant shall within 10 days after written request therefor deposit monies with Landlord sufficient to restore said Security Deposit to the full amount required by this Lease. Should the Permitted Use be amended to accommodate a material change in the business of Tenant or to accommodate a sublessee or assignee, Landlord shall have the right to increase the Security Deposit to the extent necessary, in Landlord’s reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof. Landlord may use, apply or retain all or any portion of the Security Deposit (i) first, for Tenant’s repair obligations, including without limitation, the obligation to restore the Premises to the condition required under this Lease, (ii) second, to the payment of any rent or other sum in default or for the payment of any other sum to which Tenant may become obligated by reason of Tenant’s default, and (iii) third, to compensate Landlord for any loss or damage which Landlord may suffer thereby. If a change in control of Tenant occurs during this Lease and following such change the financial condition of Tenant is, in Landlord’s reasonable judgment, significantly reduced, Tenant shall deposit such additional monies with Landlord as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on such change in financial condition. Landlord shall not be required to keep the Security Deposit separate from its general accounts. Within 60 days after the expiration or termination of this Lease, Landlord shall return that portion of the Security Deposit not used or applied by Landlord. Landlord shall upon written request provide Tenant with an accounting showing how that portion of the Security Deposit that was not returned was applied. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Tenant under this Lease (including, without limitation, Base Rent). Tenant hereby waives California Civil Code Section 1950.7, and all other provisions of law, now or hereafter in force, which may provide that Landlord can claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee or agent of Tenant.

Provided that Tenant has not breached any Lease terms and conditions beyond any applicable notice and cure periods and has delivered all rental payments to Landlord not later than the fifth (5th) day of each month, the Landlord shall credit: (i) $99,359.86 towards the Base Rent (and only the Base Rent) due for the twenty-fifth month of the Lease term, which is January 2024 and; (ii) $105,410.88 towards Base Rent (and only the Base Rent) due for the forty-ninth (49th) month of the Lease term, which is January 2026. After such credit, the Security Deposit to be held by Landlord shall be $300,311.94. Notwithstanding the foregoing, upon any monetary Event of Default, Tenant shall be required to immediately replenish the Security Deposit, upon demand by Landlord, to the original amount, as indicated in Section 1.F.

6. Use; Hazardous Materials; Compliance.

A. Use. Tenant shall use and occupy the Premises only for the Permitted Use (or a related legal use), and for no other purpose. Tenant shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs occupants of or causes damage to neighboring premises or properties. Landlord shall not unreasonably withhold or delay its consent to any written request for a modification of the Permitted Use, so long as the same will not impair the structural integrity of the Building or the mechanical or electrical systems therein, and/or is not significantly more burdensome to the Project.

B. Hazardous Materials.

(1) Reportable Uses Require Consent. Except for (a) Hazardous Materials contained in products used by Tenant in de minimis quantities for ordinary cleaning and office purposes, (b) propane used in Tenant’s forklifts in the normal course of its business, and (c) Hazardous Materials contained in products stored and/or distributed during Tenant’s normal course of business in their original, sealed, and unopened containers, Tenant shall not permit or cause any party to bring any Hazardous Materials upon the Premises or transport, store, use, generate, manufacture or release any Hazardous Material in or about the Premises without Landlord’s prior written consent. The term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, permits, judgments, orders or other similar enactments of any governmental authority or agency regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. The term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting, or produced therefrom. No cure or grace period provided in this Lease shall apply to Tenant’s obligations to comply with the terms and conditions of this Section.

(2) Duty to Inform Landlord. If Tenant knows, or has reasonable cause to believe, that a Hazardous Material has come to be located in, on, under or about the Premises, other than as previously consented to by Landlord, Tenant shall promptly give written notice of such fact to Landlord, and provide Landlord with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Material.

(3) Tenant Remediation. Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements and shall investigate, mitigate and remediate in a manner satisfactory to Landlord any Hazardous Materials introduced or released on or from the Project by Tenant, its agents, employees, contractors, subtenants or invitees during the Lease Term. Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant’s transportation, storage, use, generation, manufacture or release of Hazardous Materials on the Project.

(4) Tenant Indemnification for Hazardous Materials and Limitation of Liability. Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses (including, without limitation, diminution in value of the Premises or the Project and loss of rental income from the Project), claims, demands, actions, suits, damages (including, without limitation, punitive damages), expenses (including, without limitation, remediation, removal, repair, corrective action, or cleanup expenses), and costs (including, without limitation, actual attorneys’ fees, consultant fees or expert fees and including, without limitation, removal or management of any asbestos brought into the property or disturbed in breach of the requirements of this Section, regardless of whether such removal or management is required by law) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any release of Hazardous Materials for which Tenant is obligated to remediate as provided above or any other breach of the requirements under this Section by Tenant, its agents, employees, contractors, subtenants, assignees or invitees, regardless of whether Tenant had knowledge of such noncompliance. The obligations of Tenant under this Section shall survive any termination of this Lease. Notwithstanding anything to the contrary in this subsection, Tenant shall have no liability of any kind to Landlord as to Hazardous Materials on the Premises (i) caused by (a) Landlord or its agents, or (b) any other tenants in the Project or their agents, employees, contractors, subtenants, assignees or invitees; or (ii) present at the Premises prior to the date Tenant took occupancy of the Premises under the Existing Lease, unless disturbed by Tenant in violation of this Lease.

(5) Investigations and Remediation. Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant’s compliance with Environmental Requirements, its obligations under this Section, or the environmental condition of the Premises. Access shall be granted to Landlord upon Landlord’s prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant’s operations. Such inspections and tests shall be conducted at Landlord’s expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant. In addition, Tenant shall provide to Landlord copies of all material safety data sheets (MSDS) for Hazardous Materials used, handled, stored, or generated at the Premises prior to the Commencement Date, with regular updates if and when necessary to reflect current use, handling, storage or generation.

(6) Landlord Termination Option. If a condition involving the presence of, or a contamination by, a Hazardous Material at the Premises that requires remediation (a “Hazardous Material Condition”) occurs or is discovered during the Lease Term and is not Tenant’s responsibility under this Lease or the Legal Requirements (in which case Tenant shall make the investigation and remediation thereof required by this Lease and/or the Legal Requirements and this Lease shall continue in full force and effect, but subject to Landlord’s rights under Section 6.B(4) and Section 9), and if Landlord elects to remediate such condition and the estimated cost therefor exceeds $2,000,000.00, Landlord may, at Landlord’s sole discretion, give written notice to Tenant of Landlord’s desire to terminate this Lease as of the date 60 days following the date of such notice. In the event Landlord elects to give a termination notice, Tenant may, within 10 days thereafter, give written notice to Landlord of Tenant’s commitment to pay the amount by which the cost of the remediation of such Hazardous Material Condition exceeds $2,000,000.00. Tenant shall provide Landlord with said funds or satisfactory assurance thereof within 30 days following such commitment. In such event, this Lease shall continue in full force and effect, and Landlord shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Tenant does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Landlord’s notice of termination.

C. Tenant’s Compliance with Legal Requirements. Except as otherwise provided in this Lease, Tenant shall, at Tenant’s sole expense and regardless of the cost therefor or the time remaining on the Lease Term, fully, diligently and in a timely manner, materially comply with all Legal Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Landlord’s engineers and/or consultants which relate in any manner to the Premises, without regard to whether said Legal Requirements are now in effect or become effective after the date of this Lease. Tenant shall, within 10 days after receipt of Landlord’s written request, provide Landlord with copies of all permits, licenses (including but not limited to a valid business license) and other documents, and other information evidencing Tenant’s compliance with any Legal Requirements specified by Landlord, and shall immediately upon receipt, notify Landlord in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Tenant or the Premises to comply with any Legal Requirements. Likewise, Tenant shall immediately give written notice to Landlord of: (i) any water damage to the Premises and any suspected seepage, pooling, dampness or other condition conducive to the production of mold; or (ii) any mustiness or other odors that might indicate the presence of mold in the Premises.

D. Inspection; Compliance. Landlord and Landlord’s “Lender” (as defined in Section 29) and consultants shall have the right to enter into the Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable notice, for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this Lease. The cost of any such inspections shall be paid by Landlord, unless a violation of Legal Requirements or Environmental Requirements is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In such case, Tenant shall upon request reimburse Landlord for the cost of such inspection, so long as such inspection is reasonably related to the violation or contamination.

E. Landlord Disclosure Regarding Hazardous Materials. Section 25359.7 of the California Health and Safety Code requires owners of nonresidential property who know or have reasonable cause to believe that a release of Hazardous Materials have come to be located on or beneath real property to provide written notice of that condition to tenants. Accordingly, please be advised that the Premises are impacted with Hazardous Materials consisting of volatile organic compounds (VOCs), including without limitation, tetrachloroethene (PCE), trichloroethylene (TCE), 1,1 DCA, 1,1 DCE, carbon tetrachloride and benzene, as well as petroleum hydrocarbons, total dissolved chromium, hexavalent chromium and 1,4-dioxane, which are documented to be present in subsurface soil, soil vapor and groundwater at the Premises (the “Environmental Condition”). Remediation activities are underway at the Premises to address the Environmental Condition, pursuant to oversight by the California Regional Water Quality Control Board, Los Angeles Region.

These activities will involve some disruption of normal operating procedures.

Tenant acknowledges and agrees that Tenant has been provided with an adequate opportunity to retain its own consultants and experts to conduct its own inspections and examinations of the Environmental Condition. Tenant also acknowledges that this information is a brief summary of the Premises’ Environmental Condition and is not comprehensive. By its execution of this Lease Tenant acknowledges its receipt of the foregoing notice given pursuant to Section 25359.7 of the California Health and Safety Code.

In addition, Tenant acknowledges having received notice under California Proposition 65 (pursuant to California Health and Safety Code section 25249.5 et seq. and 22 CCR 12601(d)(3)(A)-(B)), of the following:

WARNING: Entering this area can expose you to chemicals known to the State of California to cause cancer and birth defects or other reproductive harm, including
Tetrachloroethylene (PCE) and Trichloroethylene (TCE) from soil vapor.

For more information go to www.P65Warnings.ca.gov.

The provisions of this Section shall survive the termination of the Lease.

7. Maintenance; Repairs; Trade Fixtures and Tenant-Made Alterations.

A. Tenant’s Obligations.

(1) In General. Subject to the provisions of Sections 2.B. (Condition), 2.C. (Compliance), 6.C. (Tenant’s Compliance with Legal Requirements), 7.B. (Landlord’s Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Tenant shall, at Tenant’s sole expense, keep the Premises and Tenant-Made Alterations in good order, condition and repair including, but not limited to, all equipment or facilities, such as plumbing, HVAC equipment, electrical, lighting facilities, boilers, pressure vessels, fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors, plate glass, loading doors and skylights but excluding any items which are the responsibility of Landlord pursuant to Section 7.B.. Tenant, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts below. Tenant’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair.

(2) Service Contracts. Tenant shall, at Tenant’s sole expense, procure and maintain contracts, with copies to Landlord, in customary form and substance for HVAC equipment, boiler and pressure vessels, clarifiers, janitorial and trash removal services, and with qualified and experienced contractors. However, Landlord reserves the right, upon notice to Tenant, to procure and maintain any or all of such service contracts, and Tenant shall reimburse Landlord, upon demand, for the reasonable actual cost thereof, subject to Section 7.A(3) below. The contract for HVAC maintenance shall be performed by a licensed and qualified HVAC contractor, and a copy of the contract must be provided to Landlord upon occupancy of the Premises. The service contract must become effective within 30 days of occupancy, and service visits shall be performed on a quarterly basis.

(3) Failure to Perform. If Tenant fails to perform Tenant’s obligations under this Section after 10 days’ prior written notice from Landlord to Tenant, then Landlord may enter upon the Premises (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Tenant’s behalf, and put the Premises in good order, condition and repair, and Tenant shall promptly pay to Landlord a sum equal to 110% of the cost thereof.

B. Landlord’s Obligations. Subject to the provisions of Sections 2.A. (Condition), 2.C. (Compliance), 4.B. (Operating Expenses), 6 (Use), 7.A. (Tenant’s Obligations), 9 (Damage or Destruction) and 14 (Condemnation), Landlord shall, subject to reimbursement pursuant to Section 4.B, keep in good order, condition and repair the foundations, structural elements of the exterior walls, structural condition of interior bearing walls, exterior roof, fire sprinkler system (excluding fire sprinkler systems, if any, installed by or on behalf of Tenant, for which Tenant shall be responsible), Common Area fire alarm and/or smoke detection systems, fire hydrants, parking lots, walkways, parkways, driveways, landscaping, fences, signs and utility systems serving the Common Areas and all parts thereof. Landlord shall not be obligated to paint the exterior or interior surfaces of exterior walls nor shall Landlord be obligated to maintain, repair or replace windows, doors or plate glass of the Premises. Tenant expressly waives the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease, including, without limitation, California Civil Code Sections 1941 and 1942, and any other statute providing a right to make repairs and deduct the cost thereof from the rent.

C. Tenant-Made Alterations; Trade Fixtures. Any alterations, additions, or improvements made by or on behalf of Tenant to the Premises (“Tenant-Made Alterations”), which are interior, non-structural Tenant-Made Alterations shall be subject to Landlord’s prior written consent, not to be unreasonably withheld, delayed or conditioned provided that such alteration does not materially affect the structure or the roof of the Building, modify the exterior of the Building, or modify the utility or mechanical systems of the Project. Tenant shall have the right to perform interior, non-structural Tenant-Made Alterations which cost less than $50,000 per Alteration without obtaining Landlord’s prior written consent, by providing a written notice of such Tenant-Made Alterations to Landlord containing sufficient and complete information regarding such Tenant-Made Alterations, provided that such alteration does not materially affect the structure or the roof of the Building, modify the exterior of the Building, or modify the utility or mechanical systems of the Building, and provided further that it shall be the responsibility of Tenant to determine the applicability of Legal Requirements for any such Tenant- Made Alterations, including without limitation laws related to the presence of asbestos containing materials. Tenant shall not perform structural Tenant- Made Alterations without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole and absolute discretion. Tenant shall give Landlord not less than 10 days’ notice prior to the commencement of any work in, on or about the Premises. Tenant shall cause, at its expense, all Tenant- Made Alterations to comply with insurance requirements and with Legal Requirements and shall construct at its expense any alteration or modification required by Legal Requirements as a result of any Tenant-Made Alterations. All Tenant-Made Alterations shall be constructed in a good and workmanlike manner by contractors reasonably acceptable to Landlord and only good grades of materials shall be used. All plans and specifications for any Tenant- Made Alterations shall be submitted to Landlord for its approval. Landlord may monitor construction of the Tenant-Made Alterations. Tenant shall reimburse Landlord for its costs in reviewing plans and specifications and in monitoring construction. Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules and regulations. Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction, and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable Legal Requirements. Tenant shall furnish security or make other arrangements satisfactory to Landlord to assure payment for the completion of all work free and clear of liens and shall provide certificates of insurance for worker’s compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. For work which costs an amount in excess of $300,000.00, Landlord may condition its consent upon Tenant’s posting an additional Security Deposit with Landlord. Upon completion of any Tenant-Made Alterations, Tenant shall deliver to Landlord sworn statements setting forth the names of all contractors and subcontractors who did work on the Tenant-Made Alterations and final lien waivers from all such contractors and subcontractors. Upon surrender of the Premises, all Tenant-Made Alterations and any leasehold improvements constructed by Landlord or Tenant shall remain on the Premises as Landlord’s property, except to the extent Landlord requires removal at Tenant’s expense of any such items or Landlord and Tenant have otherwise agreed in writing in connection with Landlord’s consent to any Tenant-Made Alterations. Tenant shall repair any damage caused by the removal of such Tenant-Made Alterations upon surrender of the Premises. Tenant, at its own cost and expense and without Landlord’s prior approval, may erect such shelves, racking, bins, machinery and trade fixtures (collectively “Trade Fixtures”) in the ordinary course of its business provided that such items do not alter the basic character of the Premises, do not overload or damage the Premises, and may be removed without injury to the Premises, and the construction, erection, and installation thereof complies with all Legal Requirements and with Landlord’s requirements set forth above. Tenant shall remove its Trade Fixtures and shall repair any damage caused by such removal upon surrender of the Premises.

Notwithstanding anything contained herein to the contrary but subject to Tenant not being in a monetary default and all prior rental payments having been received by Landlord not later than the fifth (5th) of each month, Landlord shall contribute up to a maximum amount of $100,000.00 (the “TI Allowance”), towards the initial Tenant-Made Alterations to the Premises, which such payment shall be made by Landlord to Tenant within 60 days following (i) completion of the initial Tenant-Made Alterations, (ii) Landlord’s receipt of Tenant’s invoice substantiating the costs related thereto, (iii) proof of payment by cancelled check or credit card statement etc., (iv) Landlord’s receipt of final lien waivers from all contractors and subcontractors who did work on the initial Tenant-Made Alterations, and (v) Landlord’s receipt of a copy of the final permit approved by the applicable governing authority to the extent required for such Tenant-Made Alterations. Landlord shall be under no obligation to pay for any Tenant-Made Alterations to the Premises in excess of the TI Allowance. Further, such TI Allowance shall only be available for Tenant’s use through December 31, 2022 and Tenant hereby waives any and all rights to any unused portion of the TI Allowance remaining as of January 1, 2023.

(1) Liens; Bonds. Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in, the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that it will save and hold Landlord harmless from all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the interest of Landlord in the Premises or under this Lease. Tenant shall give Landlord prompt written notice of the placing of any lien or encumbrance against the Premises and cause such lien or encumbrance to be discharged within 20 days of the filing or recording thereof; provided, however, Tenant may contest such liens or encumbrances as long as such contest prevents foreclosure of the lien or encumbrance and Tenant causes such lien or encumbrance to be bonded or insured over in a manner satisfactory to Landlord within such 20 day period.

(2) Surrender; Restoration. Landlord and Tenant agree and understand that Tenant has occupied the Premises since the Commencement Date of the Sublease and that upon termination of the Lease Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in good condition and repair, ordinary wear and tear, casualty loss and condemnation covered by Sections 9 and 14 excepted and otherwise in accordance with this Section. Without limiting the foregoing, Tenant shall remove any odor which may exist in the Premises resulting from Tenant’s occupancy of the Premises upon the termination of the Lease Term or earlier termination of Tenant’s right of possession. Upon Tenant’s written request (which request must contain the following language as it appears: “LANDLORD’S RESPONSE TO THIS REQUEST FOR CONSENT MUST INCLUDE LANDLORDS ELECTION TO REQUIRE TENANT TO REMOVE THE SUBJECT UTILITY INSTALLATION OR ALTERATION AT THE EXPIRATION OF THE LEASE TERM OR LANDLORD WILL BE DEEMED TO HAVE WAIVED ITS RIGHT TO REQUIRE TENANT TO REMOVE SAID UTILITY INSTALLATION OR ALTERATION”), Landlord shall identify to Tenant, at the time of Tenant’s request for approval of Tenant-Made Alterations, which approved Tenant-Made Alterations Landlord will require Tenant to remove upon surrender of the Premises. Any Trade Fixtures, Tenant-Made Alterations and property (including the foregoing which may have been constructed or placed in the Premises during the term of the Existing Lease) not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and disposition of such property. Tenant acknowledges and agrees to remove all epoxy flooring from the Premises that was installed under the Sublease, upon termination of the Lease Term or earlier termination of Tenant’s right of possession. All obligations of Tenant hereunder not fully performed as of the termination of the Lease Term shall survive the termination of the Lease Term, including without limitation, indemnity obligations, payment obligations with respect to Operating Expenses and all obligations concerning the condition and repair of the Premises. Without limiting Tenant’s obligations under the Lease, Tenant acknowledges that it shall have the affirmative obligation to remove all racking and floor striping from the Premises by or before the expiration or earlier termination of the Lease Term. As guidance to the parties, removal of the aforementioned racking shall include, without limitation, removal of the bolts in concrete associated therewith, all of which cut flush at the surface and pushed into the concrete one inch or more below the slab. Tenant shall clean all resulting holes and shall fill the same with epoxy flush to the floor’s surface. Tenant understands that the holes created for any anchor bolts placed by or on behalf of Tenant must be drilled one inch deeper than the length of the anchor bolts themselves to permit removal in the manner provided above. Furthermore, if Tenant places (or causes to be placed) any floor striping or epoxy flooring in the Premises, then following removal of any such epoxy or floor striping (i) there shall be no residual staining or other indication that such striping or epoxy existed and (ii) Tenant must re-seal the floor with a sealant reasonably acceptable to Landlord. If Tenant elects to stripe the floor of the Premises, then Tenant shall utilize a floor striping material which can be removed, and which will not permeate into the flooring. The foregoing does not constitute Landlord’s consent to Tenant’s placement of any racking and/or floor striping or epoxy in the Premises, which placement shall be governed by the provision of the Lease. Additionally, without limiting Tenant’s obligations under the Lease, Tenant acknowledges that it shall have the affirmative obligation to cause all office, warehouse, emergency and exit lights to be fully operational with all bulbs and ballasts functioning; all truck doors, service doors, roll up doors and dock levelers serviced and placed in good operating order (including replacement of any dented truck door panels and adjustment of door tension to insure proper operation, with all door panels that have been replaced painted to match the building standard); dock seals/dock bumpers to be free of tears and broken backboards; all structural steel columns in the warehouse and office to be inspected for damage, with repairs of this nature pre-approved by Landlord prior to implementation; sheetrock (drywall) damage to be patched and fire-taped so that there are no holes in either office or warehouse; walls, carpet and vinyl tiles to be in a clean condition without any holes or chips in them (Landlord will accept normal wear on these items provided they appear to be in a maintained condition); any Tenant-installed equipment to be removed from the roof and roof penetrations properly repaired by licensed roofing contractor approved by Landlord; all exterior signs to be removed and holes patched and paint touched-up as necessary; HVAC systems to be placed in good working order, including the necessary replacement of any parts to return the unit to a well maintained condition; and all electrical and plumbing equipment to be returned in good condition and repair and conforming to code.

Tenant acknowledges and agrees that the terms and conditions of this Section 7.C(2) shall be subject to an inspection by Landlord, which shall occur prior to the Commencement Date of this Lease. Any improvements, Trade Fixtures, Tenant-Made Alternations and/or property installed, constructed or placed in the Premises during the Existing Lease term, deemed by Landlord, in its sole discretion, as necessary to be removed from the Premises shall be subject to the terms and conditions of this Section 7.C(2). Landlord shall notify Tenant in writing prior to the Commencement Date of this Lease, which improvements, Trade Fixtures, Tenant-Made Alterations and/or property it shall require to be removed or restored at the end of this Lease Term.

8. Insurance; Indemnity.

A. Landlord’s Insurance. Landlord shall maintain all risk or special form property insurance covering the full replacement cost of the Building, or the amount required by any Lender (as defined in Section 29), and commercial general liability insurance on the Project and rent loss insurance for one year with an extended period of indemnity for an additional 180 days, all in forms and amounts customary for properties substantially similar to the Project, subject to customary deductibles. If available and commercially appropriate such property insurance policy or policies shall insure against all risks of direct physical loss or damage, including coverage for debris removal and the enforcement of any Legal Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to earthquake insurance. All such insurance costs shall be included as part of the Operating Expenses charged to Tenant. The Project or Building may be included in a blanket policy (in which case the cost of such insurance allocable to the Project or Building will be determined by Landlord based upon the total insurance cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant’s use of the Premises. Tenant shall not be named as an additional insured in such policies. Landlord shall not be required to insure Tenant’s improvements, property, Trade Fixtures or Tenant-Made Alterations.

B. Tenant’s Insurance. Tenant, at its expense, shall maintain during the Lease Term the following insurance, at Tenant’s sole cost and expense: (1) commercial general liability insurance (and, if necessary, commercial excess liability insurance) applicable to the Premises and its appurtenances providing a minimum combined single limit of not less than $2,000,000 per occurrence with an annual aggregate of not less than $2,000,000; and if Tenant stores property of others for a fee, Tenant shall maintain warehouse operator’s legal liability insurance for the full value of the property of such customers as determined by the warehouse contract between Tenant and its customer; (2) all risk or special form property insurance covering the full replacement cost of all property, Tenant-Made Alterations, Trade Fixtures, and improvements installed or placed in the Premises by Tenant with a deductible not to exceed $2,500 per occurrence (unless otherwise agreed in writing by Landlord); (3) business interruption insurance with a limit of liability representing loss of at least approximately 6 months of income; (4) workers’ compensation insurance as required by the state in which the Premises is located and in amounts as may be required by applicable statute; (5) employers liability insurance of at least $1,000,000; and (6) business automobile liability insurance (and, if necessary, commercial excess liability insurance) having a combined single limit of not less than $2,000,000 per accident insuring Tenant against liability arising out of the ownership maintenance or use of any owned, hired or nonowned automobiles. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. Any company writing any of Tenant’s insurance shall have an A.M. Best rating of not less than A-VII and the general liability policy shall be endorsed to provide primary and noncontributory coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant’s policies). All commercial general liability and, if applicable, warehouse operator’s legal liability insurance policies shall name Tenant as a named insured and Landlord, its property manager, and other designees of Landlord as the interest of such designees shall appear, as additional insureds. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include (a) a waiver of subrogation endorsement and (b) coverage for liability assumed under this Lease as an “insured contract” for the performance of Tenant’s indemnity obligations under this Lease. If the general liability insurance contains a general aggregate limit, it shall apply separately to this Premises. The limits and types of insurance maintained by Tenant shall not limit Tenant’s liability under this Lease. Tenant shall provide Landlord with certificates of such insurance (including copies of all required endorsements) as required under this Lease prior to the earlier to occur of the Commencement Date or the date Tenant is provided with possession of the Premises, and thereafter upon renewals at least 10 days prior to the expiration of the insurance coverage. Acceptance by Landlord of delivery of any certificates of insurance does not constitute approval or agreement by Landlord that the insurance requirements of this section have been met, and failure of Landlord to identify a deficiency from evidence provided will not be construed as a waiver of Tenant’s obligation to maintain such insurance. In the event any of the insurance policies required to be carried by Tenant under this Lease shall be cancelled prior to the expiration date of such policy, or if Tenant receives notice of any cancellation of such insurance policies from the insurer prior to the expiration date of such policy, Tenant shall: (a) immediately deliver notice to Landlord that such insurance has been, or is to be, cancelled, (b) shall promptly replace such insurance policy in order to assure no lapse of coverage shall occur, and (c) shall deliver to Landlord a certificate of insurance (including copies of all required endorsements) for such replacement policy. The insurance required to be maintained by Tenant hereunder are only Landlord’s minimum insurance requirements and Tenant agrees and understands that such insurance requirements may not be sufficient to fully meet Tenant’s insurance needs.

C. Waiver of Subrogation. Without affecting any other rights or remedies, Tenant and Landlord each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto (except as otherwise expressly set forth in this Lease). The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Landlord or Tenant, as the case may be, so long as the insurance is not invalidated thereby.

D. Indemnity. Except to the extent of Landlord’s gross negligence or willful misconduct, Tenant shall indemnify, protect, defend and hold harmless the Premises, Landlord and its agents, Landlord’s master or ground Landlord, partners and Lenders, from and against any and all actual claims, loss of rents and/or damages, liens, judgments, penalties, reasonable attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Tenant. If any action or proceeding is brought against Landlord by reason of any of the foregoing matters, Tenant shall upon notice defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord and Landlord shall cooperate with Tenant in such defense. Landlord need not have first paid any such claim in order to be defended or indemnified.

E. Exemption of Landlord and its Agents from Liability. Except to the extent of Landlord’s gross negligence or willful misconduct, but subject in all cases to the Waiver of Subrogation set forth in Section 8(C) above, neither Landlord nor its agents shall be liable for injury or damage to the person or goods, wares, merchandise or other property of Tenant, Tenant’s employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, indoor air quality, the presence of mold or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the Building, or from other sources or places. Notwithstanding the foregoing, neither Landlord nor its agents shall be liable under any circumstances (pursuant to any legal or equitable remedy) for: (i) any damages arising from any act or neglect of any other tenant of Landlord or from the failure of Landlord or its agents to enforce the provisions of any other lease in the Project, (ii) injury to Tenant’s business or for any loss of income or profit therefrom, or (iii) consequential or punitive damages. Instead, it is intended that Tenant’s sole recourse in the event of such damages or injury be to file a claim on the insurance policy(ies) that Tenant is required to maintain pursuant to the provisions of this Section.

F. Failure to Provide Insurance. Tenant acknowledges that any failure on its part to obtain or maintain the insurance required herein will expose Landlord to risks and potentially cause Landlord to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain. In the event Tenant fails to procure and maintain the insurance required by this Lease, or deliver the required insurance certificates, and such failure continues for five (5) business following notice from Landlord, Landlord may, at its option, procure such policies on behalf of Tenant, and Tenant shall pay to Landlord a sum equal to 115% of the cost thereof within ten (10) days of Landlord’s delivery of the invoice.

G. Insurance for Vendors. All vendors, movers and contractors engaged by or on behalf of Tenant to perform work in or about the Premises shall deliver proof of insurance to Landlord before said person or entity will be permitted to commence work, which insurance must name Landlord as an additional insured thereunder and be otherwise reasonably acceptable to Landlord.

9. Damage or Destruction.

A. Restoration. If at any time during the Lease Term the Premises are damaged by a fire or other casualty covered by insurance carried by Landlord, Landlord shall notify Tenant within 60 days after such damage as to the amount of time Landlord reasonably estimates it will take to restore the Premises. If the restoration time is estimated to exceed 9 months from the casualty date or if Landlord is unable to obtain the necessary permits for restoration within 6 months from the casualty date (a “Premises Total Destruction”), either Landlord or Tenant may elect to terminate this Lease upon notice to the other party given no later than 30 days after Landlord’s notice; provided, however, if the damage or destruction was caused by the gross negligence or willful misconduct of Tenant, Landlord shall have the right to recover Landlord’s damages from Tenant, except as provided in Section 8.C., and Tenant shall have no right to terminate this Lease. If neither party elects to terminate this Lease or if Landlord estimates that restoration will take 9 months or less, then, subject to receipt of sufficient insurance proceeds, Landlord shall diligently pursue the necessary permits and promptly restore the Premises excluding Trade Fixtures and the improvements installed by Tenant or by Landlord and paid by Tenant, subject to delays arising from the collection of insurance proceeds or from Force Majeure events (as defined in Section 47) provided that if Landlord does not restore the Premises within such 9 month timeframe, then either Landlord or Tenant may elect to terminate this Lease upon notice to the other party (except if the casualty is caused by Tenant’s gross negligence or willful misconduct, Tenant may not terminate). Tenant at Tenant’s expense shall promptly perform, subject to delays arising from the collection of insurance proceeds, or from Force Majeure events, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, either party may terminate this Lease if the Premises are damaged during the last 6 months of the Lease Term and Landlord reasonably estimates that it will take more than one month to repair such damage, or if any such restoration is not completed within 12 months from the date of casualty. Notwithstanding the foregoing, if Tenant at that time has an exercisable option to extend this Lease, then Tenant may preserve this Lease by exercising such option and providing Landlord with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs within 10 days after Tenant’s receipt of Landlord’s written notice purporting to terminate this Lease. Base Rent and Operating Expenses shall be abated for the period of repair and restoration of an insured casualty commencing on the date of such casualty event in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises. Such abatement shall be the sole remedy of Tenant, and except as provided herein, Tenant waives any right to terminate the Lease by reason of damage or casualty loss, including without limitation those available under California Civil Code Sections 1932 and 1933(4). Notwithstanding anything contained in the Lease to the contrary, to the extent the damage to the Project is attributable to Tenant, Tenant shall pay to Landlord with respect to any damage to the Project the amount of the commercially reasonable deductible under Landlord’s insurance policy, not to exceed $10,000.00, within 30 days after presentment of Landlord’s invoice.

B. Partial Damage - Uninsured Loss. If at any time during the Lease Term the Premises are damaged by a casualty that is not covered by insurance carried by Landlord and Landlord reasonably estimates that the restoration time is estimated to be 9 months or less from the casualty date (“Premises Partial Damage”), unless caused by a negligent or willful act of Tenant (in which event Tenant shall make the repairs at Tenant’s expense), Landlord may either: (i) repair such damage as soon as reasonably possible at Landlord’s expense (subject to reimbursement pursuant to the Operating Expenses provisions), in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Tenant within 30 days after receipt by Landlord of knowledge of the occurrence of such uninsured Premises Partial Damage. In the event Landlord commences repairs but the Premises is not completed within 12 months from the date of casualty, despite good faith efforts from Landlord, then either Landlord or Tenant may elect to terminate this Lease upon notice to the other party (except if the casualty is caused by the gross negligence or willful misconduct a party hereto, such party may not terminate). Any such termination shall be effective 60 days following the date of such notice. In the event Landlord elects to terminate this Lease, Tenant shall have the right within 10 days after receipt of the termination notice to give written notice to Landlord of Tenant’s commitment to pay for the repair of such damage without reimbursement from Landlord. Tenant shall provide Landlord with said funds or satisfactory assurance thereof within 30 days after making such commitment. In such event this Lease shall continue in full force and effect, and Landlord shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Tenant does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice. Premises Partial Damage due to flood or earthquake shall be subject to this subsection, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Landlord or Tenant.

10. Real Property Taxes.

A. Real Property Taxes. As used herein, the term “Real Property Taxes” shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Landlord in the Project, Landlord’s right to other income therefrom, and/or Landlord’s business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Project address. The term “Real Property Taxes” shall also include any tax, fee, levy, assessment or charge, or any increase therein: (i) imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Project, (ii) a change in the improvements thereon, and/or (iii) levied or assessed on machinery or equipment provided by Landlord to Tenant pursuant to this Lease. In the event the so-called “split roll” property tax ballot initiative passes in California thereby removing certain Proposition 13 tax protections applicable to commercial properties (the “Split Roll Initiative”), Real Property Taxes will include the reassessment triggered by the Split Roll Initiative.

B. Payment of Taxes. Except as otherwise provided in Section 10.C., Landlord shall pay the Real Property Taxes applicable to the Project, and said payments shall be included in the calculation of Operating Expenses in accordance with the provisions of Section 4.B.

C. Additional Improvements. Operating Expenses shall not include Real Property Taxes specified in the tax assessor’s records and work sheets as being caused by additional improvements placed upon the Project by other tenants or by Landlord for the exclusive enjoyment of such other tenants. Notwithstanding Section 10.B. hereof, Tenant shall, however, pay to Landlord at the time Operating Expenses are payable under Section 4(B), the entirety of any increase in Real Property Taxes if assessed solely by reason of Tenant-Made Alterations, Trade Fixtures placed upon the Premises by Tenant or at Tenant’s request or by reason of any alterations or improvements to the Premises made by Landlord subsequent to the execution of this Lease by the Parties.

D. Joint Assessment. If the Building is not separately assessed, Real Property Taxes allocated to the Building shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Landlord from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available. Landlord’s reasonable determination thereof shall be conclusive.

E. Personal Property Taxes. Tenant shall pay prior to delinquency all taxes assessed against and levied upon Tenant-Made Alterations, Trade Fixtures, furnishings, equipment and all personal property of Tenant contained in the Premises. When possible, Tenant shall cause its Tenant-Made Alterations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord. If any of Tenant’s said property shall be assessed with Landlord’s real property, Tenant shall pay Landlord the taxes attributable to Tenant’s property within 10 days after receipt of a written statement setting forth the taxes applicable to Tenant’s property.

11. Utilities, Services and Trash. Tenant shall pay for all water, gas, electricity, heat, light, power, telephone, sewer, sprinkler services, and other utilities and services used on the Premises, all maintenance and metering charges for utilities, and any storm sewer charges or other similar charges for utilities imposed by any governmental entity, utility provider or metering service, together with any taxes, penalties, surcharges or the like pertaining to Tenant’s use of the Premises. Tenant shall pay for refuse and trash collection services for the Premises if Landlord operates the Project in a manner such that tenants contract directly for trash collection services, otherwise trash collection services shall be billed by Landlord to Tenant as a monthly expense. Landlord may cause at Tenant’s expense any utilities to be separately metered or charged directly to Tenant by the provider in the event Landlord reasonably determines that Tenant’s use of such jointly metered utility materially exceeds the use of such jointly metered utility by other tenants in the Building. Tenant shall pay its share of all charges for jointly metered utilities based upon consumption, as reasonably determined by Landlord. No interruption or failure of utilities shall result in the termination of this Lease or the abatement of rent; provided, however, that if Tenant is prevented from using, and does not use, the Premises or a substantial portion thereof as a result of any negligent failure by Landlord to provide utility services to the Premises, and such failure was not caused directly or indirectly by the negligence or willful misconduct of Tenant, its employees, agents or visitors, guests, invitees or licensees (an “Abatement Event”), then Tenant shall give written notice of such Abatement Event to Landlord. If the Abatement Event continues for five (5) consecutive business days (the “Abatement Period”) after Landlord’s receipt of Tenant’s written notice, then Base Rent shall be abated or reduced after expiration of the Abatement Period, for such time that Tenant continues (as a result of the Abatement Event) to be so prevented from using, and does not use, the Premises or a substantial portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises. Tenant agrees to limit use of water and sewer for normal restroom use. Tenant shall not use the trash bins of the Project other than for disposal of ordinary refuse. In no event shall Tenant use the bins for the disposal of large items, such as (but not limited to) carpet, packing crates, furniture, cardboard shipping boxes and storage pallets.

12. Assignment and Subletting. Without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed, Tenant shall not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises and any attempt to do any of the foregoing shall be void and of no effect. It shall be reasonable for the Landlord to withhold, delay or condition its consent, where required, to any assignment or sublease in any of the following instances: (i) the assignee or sublessee does not have a net worth calculated according to generally accepted accounting principles at least equal to the greater of the net worth of Tenant immediately prior to such assignment or sublease or the net worth of the Tenant at the time it executed the Lease; (ii) occupancy of the Premises by the assignee or sublessee would, in Landlord’s reasonable opinion, violate any agreement binding upon Landlord or the Project with regard to the identity of tenants, usage in the Project, or similar matters; (iii) the identity or business reputation of the assignee or sublessee will, in the good faith judgment of Landlord, tend to damage the goodwill or reputation of the Project; (iv) the assignment or sublease is to another tenant in the Project (or an affiliate thereof) and is at rates which are below those charged by Landlord for comparable space in the Project, or is to a prospective tenant that has been in discussions with Landlord regarding space within the Project; or (v) in the case of a sublease, the subtenant has not acknowledged that the Lease controls over any inconsistent provision in the sublease. The foregoing criteria shall not exclude any other reasonable basis for Landlord to refuse its consent to such assignment or sublease. Any approved assignment or sublease shall be expressly subject to the terms and conditions of this Lease. Tenant shall provide to Landlord all information concerning the assignee or sublessee as Landlord may reasonably request. Landlord may revoke its consent immediately and without notice if, as of the effective date of the assignment or sublease, there has occurred and is continuing any default under the Lease. For purposes of this Section, a transfer of the ownership interests controlling Tenant shall be deemed an assignment of this Lease unless such ownership interests are publicly traded. Notwithstanding the above, Tenant may assign or sublet the Premises, or any part thereof, to any entity controlling Tenant, controlled by Tenant or under common control with Tenant (a “Tenant Affiliate”), without the prior written consent of Landlord. Tenant shall reimburse Landlord for all of Landlord’s reasonable expenses in connection with any assignment or sublease not to exceed $1,500.00. This Lease shall be binding upon Tenant and its successors and permitted assigns. Upon Landlord’s receipt of Tenant’s written notice of a desire to assign or sublet the Premises, or any part thereof (other than to a Tenant Affiliate), Landlord may, by giving written notice to Tenant within 30 days after receipt of Tenant’s notice, terminate this Lease with respect to the space described in Tenant’s notice, as of the date specified in Tenant’s notice for the commencement of the proposed assignment or sublease. Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant’s other obligations under this Lease (regardless of whether Landlord’s approval has been obtained for any such assignments or sublettings). If Landlord consents to any assignment or subletting of Tenant’s interest in this Lease, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of all rent, additional rent or other consideration (including, without limitation, key money or other cash consideration if applicable) payable by such assignee or sublessee in connection with an assignment or subletting in excess of the Base Rent and Operating Expenses payable by Tenant under this Lease during the term of the applicable assignment or subletting on a per rentable area square foot basis if less than all of the Premises is transferred (unless all or a portion of the subject space is subject to different Base Rent and Operating Expenses terms, in which case, to the extent applicable, such different terms shall be applicable), after deducting the reasonable brokerage and improvement costs (including improvement allowances) payable to third parties as necessary to conclude the applicable assignment or subletting. If this Lease be assigned or if the Premises be subleased (whether in whole or in part) or in the event of the mortgage, pledge, or hypothecation of Tenant’s leasehold interest or grant of any concession or license within the Premises or if the Premises be occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may collect rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent otherwise set forth herein, apply the amount collected to the next rent payable hereunder; and all such rentals collected by Tenant shall be held in trust for Landlord and immediately forwarded to Landlord. No such transaction or collection of rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder. Tenant hereby waives and releases its rights under Section 1995.310 of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect.

If Tenant shall be subjected to the provisions of the United States Bankruptcy Code or other law of the United States or any state thereof for the protection of debtors as in effect at such time (each a “Debtor’s Law”) Tenant, Tenant as debtor-in-possession, and any trustee or receiver of Tenant’s assets (each a “Tenant’s Representative”) shall have no greater right to assume or assign this Lease or any interest in this Lease, or to sublease any of the Premises than accorded to Tenant this Section of the Lease, except to the extent Landlord shall be required to permit such assumption, assignment or sublease by the provisions of such Debtor’s Law. In such case, Tenant’s Representative shall (a) remain subject to all of the terms and requirements of this Section; (b) shall have deposited with Landlord as security for the timely payment of rent an amount equal to the larger of: (1) three (3) months’ Rent and other monetary charges accruing under this Lease; and (2) any sum specified in Section 1 (Basic Lease Provisions) of this Lease; and (c) shall have provided Landlord with adequate other assurance of the future performance of the obligations of Tenant under this Lease. In the event that an attorney is employed or expenses are incurred to pursue, protect, enforce or litigate the obligations hereunder, whether by suit, action or other proceeding, Tenant’s Representative promises to pay all such expenses and reasonable attorneys’ fees, including, without limitation, reasonable attorneys’ fees incurred in or with respect to any bankruptcy proceeding.

13. Events of Default; Remedies.

A. Event of Default: Each of the following events shall be an event of default (“Event of Default”) by Tenant under this Lease:

(1) Tenant shall fail to pay any installment of Base Rent or any other payment required herein when due, and such failure shall continue for a period of 5 days after written notice from Landlord to Tenant (which such written notice may be provided by e-mail) that such payment was due; provided, however, that Landlord shall not be obligated to provide written notice of such failure more than 2 times in any consecutive 12-month period, and the failure of Tenant to pay any third or subsequent installment of Base Rent or any other payment required herein when due in any consecutive 12-month period shall constitute an Event of Default by Tenant under this Lease without the requirement of notice or opportunity to cure; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under applicable law.

(2) Tenant or any guarantor or surety of Tenant’s obligations hereunder shall (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “proceeding for relief”); (C) become the subject of any proceeding for relief which is not dismissed within 60 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

(3) Any insurance required to be maintained by Tenant pursuant to this Lease shall be cancelled or terminated or shall expire or shall be reduced or materially changed for a period of 5 days after written notice from Landlord, except, in each case, as permitted in this Lease.

(4) Tenant shall cease to occupy or shall vacate the Premises whether or not Tenant is in monetary or other default under this Lease for a period of at least thirty (30) consecutive days. Tenant’s vacating of the Premises shall not constitute an Event of Default if, prior to vacating the Premises, Tenant has made arrangements reasonably acceptable to Landlord to:

(a) ensure that Tenant’s insurance for the Premises will not be voided or cancelled with respect to the Premises as a result of such vacancy,

(b) ensure that the Premises are secured and not subject to vandalism, and

(c) ensure that the Premises will be properly maintained after such vacation, including, but not limited to, keeping the heating, ventilation and cooling systems maintenance contracts required by this Lease in full force and effect and maintaining the utility services. Tenant shall inspect the Premises at least once each month and report monthly in writing to Landlord on the condition of the Premises.

(5) Tenant shall attempt or there shall occur any assignment, subleasing or other transfer of Tenant’s interest in or with respect to this Lease except as otherwise permitted in this Lease.

(6) Tenant shall fail to discharge any lien placed upon the Premises in violation of this Lease within 20 days after Tenant is made aware of any such lien or encumbrance is filed against the Premises.

(7) Tenant shall fail to provide to Landlord (i) reasonable written evidence of compliance with Legal Requirements, (ii) the service contracts required under this Lease, (iii) an estoppel certificate or financial statements as required hereunder, (iv) a requested subordination, (v) evidence concerning any guaranty and/or Guarantor, (vi) any document requested under Paragraph 38 (Reservations), (vii) material data safety sheets (MSDS), or (viii) any other documentation or information which Landlord may reasonably require of Tenant under the terms of this Lease, where any such failure continues for a period of 10 days following written notice to Tenant.

(8) Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Section 13.A., and except as otherwise expressly provided herein, such default shall continue for more than 30 days after Landlord shall have given Tenant written notice of such default (said notice being in lieu of, and not in addition to, any notice required as a prerequisite to a forcible entry and detainer or similar action for possession of the Premises). Tenant agrees that any notice given by Landlord pursuant to this Section of the Lease shall satisfy the requirements for notice under California Code of Civil Procedure Section 1161, and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding.

(9) Tenant shall be delinquent by more than 15 days in the payment of Rent on 3 separate occasions in any 12 month period, or Tenant or Tenant’s employees, agents or representatives fail to comply in any material respect with any of the rules and regulations for the Project more than 2 times in any 12 month period.

Tenant agrees that any notice given by Landlord pursuant to this Section of the Lease shall satisfy the requirements for notice under California Code of Civil Procedure Section 1161, and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding. Tenant hereby waives any and all rights under California Code of Civil Procedure Section 1174, California Civil Code Section 1511 and Section 1993.

B. Remedies. Upon each occurrence of an Event of Default and so long as such Event of Default shall be continuing, Landlord may at any time thereafter at its election: terminate this Lease or Tenant’s right of possession (but Tenant shall remain liable as hereinafter provided), and/or pursue any other remedies at law or in equity. Upon the termination of this Lease or termination of Tenant’s right of possession, it shall be lawful for Landlord, without formal demand or notice of any kind, to re-enter the Premises by summary dispossession proceedings or any other action or proceeding authorized by law and to remove Tenant and all persons and property therefrom. If Landlord re-enters the Premises, Landlord shall have the right to keep in place and use, or remove and store, all of the furniture, fixtures and equipment at the Premises. Except as otherwise provided in the next paragraph, if Tenant breaches this Lease and abandoned the Premises prior to the end of the term hereof, or if Tenant’s right to possession is terminated by Landlord because of an Event of Default by Tenant under this Lease, this Lease shall terminate. Upon such termination, Landlord may recover from Tenant the following, as provided in Section 1951.2 of the Civil Code of California: (i) the worth at the time of award of the unpaid Base Rent and other charges under this Lease that had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the reasonable value of the unpaid Base Rent and other charges under this Lease which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of award by which the reasonable value of the unpaid Base Rent and other charges under this Lease for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or that in the ordinary course of things would be likely to result therefrom. As used herein, the following terms are defined:

(1) The “worth at the time of award” of the amounts referred to in clauses (i) and (ii) above is computed by allowing interest at the lesser of 18 percent per annum or the maximum lawful rate. The “worth at the time of award” of the amount referred to in clause (iii) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent;

(2) The “time of award” as used in clauses (i), (ii), and (iii) above is the date on which judgment is entered by a court of competent jurisdiction;

(3) The “reasonable value” of the amount referred to in clause (ii) above is computed by determining the mathematical product of (i) the “reasonable annual rental value” (as defined herein) and (ii) the number of years, including fractional parts thereof, between the date of termination and the time of award. The “reasonable value” of the amount referred to in clause (iii) above is computed by determining the mathematical product of (1) the annual Base Rent and other charges under this Lease and (2) the number of years including fractional parts thereof remaining in the balance of the term of this Lease after the time of award. Tenant acknowledges and agrees that the term “detriment proximately caused by Tenant’s failure to perform its obligations under this Lease” includes, without limitation, the value of any abated or free rent given to Tenant. Even though Tenant has breached this Lease and abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover rent as it becomes due. This remedy is intended to be the remedy described in California Civil Code Section 1951.4, and the following provision from such Civil Code Section is hereby repeated: “The Lessor has the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign subject only to reasonable limitations).” Any such payments due Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due from time to time. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach. Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, whether by agreement or by operation of law, it being understood that such surrender and/or termination can be effected only by the written agreement of Landlord and Tenant. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same. Tenant and Landlord further agree that forbearance or waiver by Landlord to enforce its rights pursuant to this Lease or at law or in equity, shall not be a waiver of Landlord’s right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. To the greatest extent permitted by law, Tenant waives the service of notice of Landlord’s intention to re-enter as provided for in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge. The terms “enter,” “re-enter,” “entry” or “re-entry,” as used in this Lease, are not restricted to their technical legal meanings. Any reletting of the Premises shall be on such terms and conditions as Landlord in its sole discretion may determine (including without limitation a term different than the remaining Lease Term, rental concessions, alterations and repair of the Premises, lease of less than the entire Premises to any tenant and leasing any or all other portions of the Project before reletting the Premises). Landlord shall not be liable, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or collect rent due in respect of such reletting. Tenant hereby waives any and all rights under California Civil Code Section 1951.7.

C. Interest. Any amount not paid by Tenant within 5 days after its due date in accordance with the terms of this Lease, regardless of whether an Event of Default exists, shall bear interest from such due date until paid in full at the lesser of the highest rate permitted by applicable law or twelve percent (12%) per year. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

D. Breach by Landlord. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary) but in no event longer than one hundred twenty (120) days, subject to Force Majeure. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease or offset any Rent due under this Lease for breach of Landlord’s obligations hereunder.

14. Condemnation. If any part of the Premises or the Project should be taken for any public or quasi public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and the Taking would materially interfere with or impair Landlord’s ownership or operation of the Project, then upon written notice by Landlord this Lease shall terminate and Base Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, the Base Rent payable hereunder during the unexpired Lease Term shall be reduced to such extent as may be fair and reasonable under the circumstances. In the event of any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant’s Trade Fixtures, if a separate award for such items is made to Tenant. Tenant hereby waives any and all rights under California Code of Civil Procedure Section 1265.130.

15. Brokerage Fees. Tenant and Landlord each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any, set forth in the Basic Lease Provisions) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finder’s fee in connection with this leasing transaction. Tenant and Landlord do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying party, including any costs, expenses, attorneys’ fees reasonably incurred with respect thereto.

16. Estoppel Certificates; Financial Statements.

A. Tenant agrees, from time to time, within 10 days after request of Landlord, to execute and deliver to Landlord, or Landlord’s designee, any estoppel certificate requested by Landlord, stating that this Lease is in full force and effect, the date to which rent has been paid, that Landlord is not in default hereunder (or specifying in detail the nature of Landlord’s default), the termination date of this Lease and such other matters pertaining to this Lease as may be requested by Landlord. Tenant’s obligation to furnish each estoppel certificate in a timely fashion is a material inducement for Landlord’s execution of this Lease. No cure or grace period provided in this Lease shall apply to Tenant’s obligations to timely deliver an estoppel certificate. Notwithstanding the foregoing, Tenant shall not be in an Event of Default under this Section 16(A) unless Tenant has not provided an estoppel certificate within three (3) business days following a second (2nd) notice by Landlord requesting such estoppel certificate.

B. If Landlord desires to finance, refinance, or sell the Premises, or any part thereof, or if there is an Event of Default, or if Tenant requests permission to assign the Lease, or if Tenant exercises any renewal/extension option hereunder, Tenant and all Guarantors shall within 10 days after written notice from Landlord deliver to Landlord, any potential lender or purchaser designated by Landlord if applicable, such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Tenant’s financial statements for the past 3 years. All such financial statements shall be received by Landlord and any such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. Definition of Landlord. The term “Landlord” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the tenant’s interest in the prior lease. In the event of a transfer of Landlord’s title or interest in the Premises or this Lease, Landlord shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Landlord. Upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Landlord shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Landlord. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Landlord shall be binding only upon the Landlord as hereinabove defined.

18. Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

19. Days. Unless otherwise specifically indicated to the contrary, the word “days” as used in this Lease shall mean and refer to calendar days.

20. Limitation on Liability. Any obligation or liability whatsoever of Landlord which may arise at any time under this Lease or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction, or undertaking contemplated hereby shall not be personally binding upon, nor shall the enforcement thereof be against the property of, its trustees, directors, shareholders, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort, or otherwise. Any liability of Landlord under this Lease shall be limited solely to its interest in the Premises, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord.

21. Time of Essence. Time is of the essence with respect to the performance of Tenant’s and Landlord’s obligations under this Lease.

22. Entire Agreement. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof. No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations are superseded by this Lease. This Lease may not be amended except by an instrument in writing signed by both parties hereto.

23. Notice. All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered in person (by hand or by courier) or may be sent by certified or registered mail or U.S. Postal Service Express Mail or other nationally or regionally recognized overnight courier, with postage prepaid, and shall be deemed sufficiently given if served in a manner specified in this Section. The addresses noted adjacent to a party’s signature on this Lease shall be that party’s address for delivery or mailing of notices. Either party may by written notice to the other specify a different address for notice, except that upon Tenant’s taking possession of the Premises, the Premises shall constitute Tenant’s address for notice. A copy of all notices to Landlord shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereafter designate in writing. Except where otherwise expressly provided to the contrary, notice shall be deemed given upon delivery. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

24. Waivers. No waiver by Landlord of the breach of any term, covenant or condition hereof by Tenant or Event of Default, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Event of Default or Tenant breach of any other term, covenant or condition hereof. Landlord’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord’s consent to, or approval of, any subsequent or similar act by Tenant, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. The acceptance of Rent by Landlord shall not be a waiver of any Event of Default by Tenant. Any payment by Tenant may be accepted by Landlord on account of monies or damages due Landlord, notwithstanding any qualifying statements or conditions made by Tenant in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Landlord at or before the time of deposit of such payment. THE PARTIES AGREE THAT THE TERMS OF THIS LEASE SHALL GOVERN WITH REGARD TO ALL MATTERS RELATED THERETO AND HEREBY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE TO THE EXTENT THAT SUCH STATUTE IS INCONSISTENT WITH THIS LEASE.

25. No Right To Holdover. If Tenant retains possession of the Premises after the termination of the Lease Term, unless otherwise agreed in writing, such possession shall be subject to immediate termination by Landlord at any time, and all of the other terms and provisions of this Lease (excluding any expansion or renewal option or other similar right or option) shall be applicable during such holdover period, except that Tenant shall pay Landlord from time to time, upon demand, as Base Rent for the holdover period, an amount equal to one hundred fifty percent (150%) of the Base Rent in effect on the termination date, computed on a monthly basis for each month or part thereof during such holding over. All other payments shall continue under the terms of this Lease. In addition, if Landlord provides Tenant with 10 day prior written notice that Landlord has executed a lease with a new tenant for the Premises, Tenant shall be liable for all damages incurred by Landlord as a result of such holding over. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Section shall not be construed as consent for Tenant to retain possession of the Premises. For purposes of this Section, “possession of the Premises” shall continue until, among other things, Tenant has delivered all keys to the Premises to Landlord, Landlord has complete and total dominion and control over the Premises, and Tenant has completely fulfilled all obligations required of it upon termination of the Lease as set forth in this Lease, including, without limitation, those concerning the condition and repair of the Premises. Tenant acknowledges that Landlord utilizes a rental collection system involving the direct deposit of monies received through a financial institution selected by Landlord, which precludes Landlord’s ability to exercise rejection of a rental payment before Tenant’s check is cashed. Tenant agrees that as a condition of Landlord granting this Lease, Landlord shall have the option of rejecting Tenant’s payment by refunding to Tenant the rental amount paid by Tenant, adjusted as set forth in this Lease, and enforcing the termination provisions of this Lease.

26. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

27. Covenants and Conditions; Construction of Agreement. All provisions of this Lease to be observed or performed by Tenant are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

28. Binding Effect; Choice of Law. This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State of California. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

29. Subordination; Attornment.

A. Subordination. This Lease and Tenant’s interest and rights hereunder are and shall be subject and subordinate at all times to the lien of any first mortgage (“Lender”), now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant. Tenant agrees, at the election of the Lender, to attorn to any such holder. Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination and such instruments of attornment as shall be requested by any such Lender. Notwithstanding the foregoing, any such Lender may at any time subordinate its mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution, delivery or recording and in that event such Lender shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such Lender and had been assigned to such Lender. The term “mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the “Lender” of a mortgage shall be deemed to include the beneficiary under a deed of trust. Landlord represents to Tenant that as of the date hereof the Building is not subject to or encumbered by a mortgage.

B. Attornment. In the event that Landlord transfers title to the Premises, or the Premises are acquired by another upon the foreclosure or termination of a mortgage to which this Lease is subordinated (i) Tenant shall, subject to the non-disturbance provisions hereof, attorn to such new owner, and upon request, enter into a new lease, containing all of the terms and provisions of this Lease, with such new owner for the remainder of the term hereof, or, at the election of the new owner, this Lease shall automatically become a new lease between Tenant and such new owner, and (ii) Landlord shall thereafter be relieved of any further obligations hereunder and such new owner shall assume all of Landlord’s obligations, except that such new owner shall not: (a) be liable for any act or omission of any prior Landlord or with respect to events occurring prior to acquisition of ownership; (b) be subject to any offsets or defenses which Tenant might have against any prior landlord, (c) be bound by prepayment of more than one month’s rent, (d) be liable for the return of any security deposit paid to any prior Landlord which was not paid or credited to such new owner, or (e) be bound by any amendment or modification to this Lease not executed by such new owner, if such new owner previously had a lien secured by the Premises.

C. Self-Executing. The agreements contained in this Section shall be effective without the execution of any further documents; provided, however, that, upon written request from Landlord or a Lender in connection with a sale, financing or refinancing of the Premises, Tenant and Landlord shall execute such further writings as may be reasonably required, in a form required by Lender, to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

D. Future Mortgages. Notwithstanding the preceding provisions of this Section 29, this Lease and Tenant’s interest in the Premises shall not be subordinate to any future mortgage or deed of trust on the Project, and Tenant shall not be obligated to execute an instrument subordinating this Lease or Tenant’s interest in the Premises to any future mortgage or deed of trust on the Project, unless concurrently with such subordination the holder of such mortgage or deed of trust agrees in such instrument of subordination not to disturb Tenant’s possession of the Premises (so long as no default exists under the Lease) in the event such holder acquires title to the Premises through foreclosure, deed in lieu of foreclosure or otherwise.

30. Attorneys’ Fees. In the event either party hereto initiates litigation to enforce the terms and provisions of this Lease, the non-prevailing party in such action shall reimburse the Prevailing Party for its reasonable attorney’s fees, filing fees, and court costs. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, “Prevailing Party” shall include, without limitation, a party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other party of its claim or defense. The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred. In addition, Landlord shall be entitled to attorneys’ fees, costs and expenses incurred in the preparation and service of notices of Event of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Event of Default or resulting breach ($200 is a reasonable minimum per occurrence for such services and consultation).

31. Landlord’s Access; Showing Premises; Repairs; Solar. Landlord and Landlord’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable prior notice (but in no event less than twenty-four (24) hours prior notice) for the purpose of showing the same to prospective purchasers, lenders, or tenants (provided that prospective tenants may only enter the Premises during the last twelve (12) months of the Term), and making such alterations, repairs, improvements or additions to the Premises as Landlord may deem necessary or desirable and the erecting, using and maintaining of, among other things desired by Landlord, utilities, services, security systems, communication systems, fire sprinklers or detection systems, solar power systems, pipes and conduits through the Premises and/or other premises as long as there is no material adverse effect on Tenant’s use of the Premises. All such activities shall be without abatement of rent or liability to Tenant. Without limiting the generality of the foregoing, Tenant agrees and understands that Landlord shall have the right (provided that the exercise of Landlord’s rights does not adversely affect Tenant’s use and occupancy of the Premises or subject Tenant to additional costs), without Tenant’s consent, to place a solar electric generating system, a satellite system and/or other system and/or equipment on the roof of the Building (together with appurtenances within the Premises as reasonably required) or enter into a lease(s) for the roof of the Building whereby such roof tenant(s) shall have the right to install any such systems on the roof of the Building, and Landlord and its agents shall have access to the Premises on the terms set forth in this Lease and roof to accomplish the foregoing.

32. Signs; Press Releases. Tenant shall not make any changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners, or painting, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole discretion. Any signage shall be at Tenant’s sole cost and expense. Upon surrender or vacation of the Premises, Tenant shall have removed all signs and repair, paint, and/or replace the building facia surface to which its signs are attached. Tenant shall obtain all applicable governmental permits and approvals for sign and exterior treatments. All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall be subject to Landlord’s approval and conform in all respects to Landlord’s requirements. Landlord may place on the Premises ordinary “For Sale” signs at any time and ordinary “For Lease” signs during the last 6 months of the term hereof. Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Project is available for sale. Except for ordinary “For Sublease” signs which may be placed only on the Premises, Tenant shall not place any sign upon the Project without Landlord’s prior written consent. All signs must comply with all Legal Requirements. Landlord shall have the right to publicize Landlord and Tenant’s relationship regarding this Lease.

33. Termination; Merger. Unless specifically stated otherwise in writing by Landlord, the voluntary or other surrender of this Lease by Tenant, the mutual termination or cancellation hereof, or a termination hereof by Landlord for breach by Tenant, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Landlord may elect to continue any one or all existing subtenancies. Landlord’s failure within 10 days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Landlord’s election to have such event constitute the termination of such interest.

34. Consents. Except as otherwise provided herein, wherever in this Lease the consent of a party is required to an act by or for the other party, such consent shall not be unreasonably withheld or delayed. Landlord’s actual reasonable costs and expenses (including but not limited to architects’, attorneys’, engineers’ and other consultants’ fees) incurred in the consideration of, or response to, a request by Tenant for any Landlord consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Material or a so-called “landlord-lender” agreement, shall be paid by Tenant upon receipt of an invoice and supporting documentation therefor. The failure to specify herein any particular condition to Landlord’s consent shall not preclude the imposition by Landlord at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given.

35. Guarantor.

A. Execution. The Guarantors, if any, shall each execute Landlord’s standard guaranty form.

B. Event of Default. It shall constitute an Event of Default of the Tenant if any Guarantor fails or refuses, within a reasonable timeframe upon request to provide: (a) evidence of the execution of the guaranty, including the authority of the party signing on Guarantor’s behalf to obligate Guarantor, and in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, (b) current financial statements, (c) an Estoppel Certificate, or (d) written confirmation that the guaranty is still in effect.

36. Quiet Possession. If Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Lease Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

37. Security Measures. Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures. Tenant assumes all responsibility for the protection of the Premises, Tenant, its agents and invitees and their property from the acts of third parties. Tenant acknowledges and agrees that, if Landlord patrols the Project and/or has security cameras at the Project, Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.

38. Reservations. Landlord reserves the right: (i) to grant, without the consent or joinder of Tenant, such easements, rights and dedications that Landlord deems necessary, (ii) to cause the recordation of parcel maps and restrictions, and (iii) to create and/or install new utility raceways, so long as such easements, rights, dedications, maps, restrictions, and utility raceways do not unreasonably interfere with the use of the Premises by Tenant. Tenant agrees to sign any documents reasonably requested by Landlord to effectuate such rights.

39. Authority; Multiple Parties; Execution.

A. If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each Party shall, within 30 days after request, deliver to the other Party satisfactory evidence of such authority.

B. If and when included within the term “Tenant,” as used in this instrument, there is more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Tenant. Additionally, if there be more than one Tenant, then each Tenant hereunder agrees that (i) the act of any one Tenant, acting alone, shall be sufficient to bind all Tenants with respect to their respective rights and obligations under this Lease and (ii) Landlord shall have the unconditional right to rely upon the act of any one Tenant as being binding upon all Tenant’s without any obligation to inquire as to the authority of the Tenant with whom Landlord is dealing.

C. This Lease may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Lease. Execution copies of this Lease may be delivered by facsimile or email, and the parties hereto agree to accept and be bound by facsimile signatures or scanned signatures transmitted via email hereto, which signatures shall be considered as original signatures with the transmitted Lease having the same binding effect as an original signature on an original Lease. At the request of either party, any facsimile document or scanned document transmitted via email is to be re-executed in original form by the party who executed the original facsimile document or scanned document. Neither party may raise the use of a facsimile machine or scanned document or the fact that any signature was transmitted through the use of a facsimile machine or email as a defense to the enforcement of this Lease. Further, the Parties hereto expressly consent and agree that this Lease may be electronically signed. The Parties agree that electronic signatures appearing on this Lease shall be treated, for purposes of validity, enforceability and admissibility, the same as hand-written signatures.

40. Conflict. Any conflict between the Basic Lease Provisions of this Lease and the other Sections of this standard base Lease, the Basic Lease Provisions shall control. All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. In the event of any conflict between such exhibits or addenda and the other terms of the standard base Lease, such exhibits or addenda shall control.

41. Offer. This Lease is not intended to be binding until executed and delivered by all Parties hereto. The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

42. Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Tenant’s obligations hereunder, Tenant agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

43. Waiver of Jury Trial. THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING THE PROPERTY OR ARISING OUT OF THIS AGREEMENT.

44. Accessibility; Americans with Disabilities Act.

A. CASp Statement. Landlord makes the following statement based on Landlord’s actual knowledge in order to comply with California Civil Code Section 1938: The Building and Premises have not undergone an inspection by a Certified Access Specialist (CASp).

B. No Representation or Warranty. Since compliance with the Americans with Disabilities Act (ADA) is dependent upon Tenant’s specific use of the Premises, Landlord makes no warranty or representation as to whether or not the Premises comply with ADA or any similar legislation. In the event that Tenant’s use of the Premises requires modifications or additions to the Premises in order to be in ADA compliance, Tenant agrees to make any such necessary modifications and/or additions at Tenant’s expense.

C. California Law Disclosure. A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.

D. Acknowledgement. Landlord and Tenant hereby mutually agree that in the event a CASp inspection is requested by Tenant, the fee for the CASp inspection and the cost of making any repairs necessary to correct violations of construction-related accessibility standards noted in the CASp inspection shall be paid by Tenant.

45. REIT Provisions. Tenant understands that, in order for an indirect owner of Landlord to qualify as a REIT, the following requirements (the “REIT Requirements”) must be satisfied:

A. Subleasing. Anything contained in this Lease to the contrary notwithstanding, Tenant shall not sublet the Premises on any basis such that the rent or other amounts to be paid by the sublessee thereunder would be based, in whole or in part, on either (i) the net income or profits derived by the business activities of the proposed sublessee, or (ii) any other formula such that any portion of the Rent would fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Internal Revenue Code, or any similar or successor provision hereto.

B. Personal Property Limitation. Anything contained in the Lease to the contrary notwithstanding, the average of the fair market values of the items of personal property that are leased to Tenant under the Lease at the beginning and at the end of any year shall not exceed fifteen percent (15%) of the average of the aggregate fair market values of the leased property at the beginning and at the end of such year (the “Personal Property Limitation”). If Landlord reasonably anticipates that the Personal Property Limitation will be exceeded with respect to the leased property for any year, Landlord shall notify Tenant, and Tenant either (i) shall purchase at fair market value any personal property anticipated to be in excess of the Personal Property Limitation (“Excess Personal Property”) either from Landlord or a third party or (ii) shall lease the Excess Personal Property from a third party. In either case, Tenant’s Base Rent obligation shall be equitably adjusted. Notwithstanding anything to the contrary set forth above, Tenant shall not be responsible in any way for determining whether Tenant has exceeded or will exceed the Personal Property Limitation and shall not be liable to Landlord or any of its shareholders in the event that the Personal Property Limitation is exceeded, as long as Tenant meets its obligation to acquire or lease any Excess Personal Property as provided above. This section is intended to ensure that the Rent qualifies as “rents from real property,” within the meaning of Section 856(d) of the Internal Revenue Code, or any similar or successor provisions thereto, and shall be interpreted in a manner consistent with such intent.

C. REIT Requirements. Tenant agrees to use its reasonable efforts to cause its affiliates, to cooperate in good faith with Landlord to ensure that the terms of this Section are satisfied. Tenant agrees to use reasonable efforts to cause its affiliates, upon request by Landlord to take reasonable action necessary to ensure compliance with all REIT Requirements. If Tenant becomes aware that the REIT Requirements are not, or will not be, satisfied, Tenant shall notify, or use reasonable efforts to cause its affiliates to notify Landlord of such noncompliance. Notwithstanding anything herein to the contrary, in the event that Tenant defaults in its obligations under this Section with respect to the REIT Requirements and fails to cure the same within 30 days after written notice from Landlord, then Landlord’s sole remedy for Tenant’s breach of its obligations under this Section shall be to terminate the Lease (provided, however, that the preceding shall not limit Landlord’s right to pursue all other available remedies in connection with an Event of Default by Tenant of any other obligations or provisions under the Lease other than those set forth in this Section).

46. Interpretation. This Lease shall be deemed to have been drafted by both parties and shall not be interpreted against any person as drafter. In addition, prior drafts of this Lease or any letters of intent regarding the same shall not be used in any way to interpret the provisions hereof.

47. Force Majeure. Except for monetary obligations, neither Party shall be held responsible for delays in the performance of its obligations hereunder when caused by strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of such Party (“Force Majeure”).

48. Arbitration.

A. Subject to (B) below, in the event of any dispute or disagreement between the parties as to the validity, construction, enforceability or performance of this Lease which cannot be resolved by the mutual agreement of the parties, and mindful of the high cost of litigation, not only in dollars but time and energy as well, the parties intend to and do hereby establish a quick, final and binding out-of-court dispute resolution procedure to be followed in the unlikely event any controversy should arise out of or concerning the performance of this Lease. Accordingly, the parties do hereby covenant and agree as follows:

(1)	Any controversy, dispute, or claim of whatever nature arising out of, in connection with, or in relation to the interpretation, performance or breach of this Lease, including any claim based on contract, tort, or statute, shall be determined, at the request of any party to this Lease by binding arbitration before a retired judge of the applicable court of jurisdiction affiliated with Judicial Arbitration & Mediation Services, Inc. (“J.AM.S.”) conducted at a location determined by an arbitrator in the County of Los Angeles, State of California administered by and in accordance with the then existing Rules of Practice and Procedure of Judicial Arbitration & Mediation Services (J.AM.S.), and judgment upon any award rendered by the arbitrator(s) may be entered by any state or federal Court having jurisdiction thereof.

(2)	The provisions of California Code of Civil Procedures Section 1283.05 or its successor section(s) are incorporated in and made a part of this Lease. Depositions may be taken and discovery may be obtained in any arbitration under this Lease in accordance with such section(s).

(3)	The arbitrator shall determine which is the prevailing party and may include in the award that party’s costs and reasonable attorneys’ fees.

(4)	As soon as practicable after selection of the arbitrator, the arbitrator or such arbitrator’s designated representative shall determine a reasonable estimate of anticipated fees and costs of the arbitrator, and render a statement to each party setting forth that party’s pro rata share of such fees and costs. Thereafter each party shall, within 10 days of receipt of such statement, deposit such sum with the arbitrator. Failure of any party to make such a deposit shall not otherwise serve to abate, stay or suspend the arbitration proceedings.

B. Any party shall have the right to apply for and obtain a temporary restraining order or other temporary or permanent injunctive or equitable relief from a court of competent jurisdiction to enforce the provisions hereof or to otherwise protect its rights under this Section. Notwithstanding the foregoing, the following claims, disputes or disagreements under this Lease are expressly excluded from the arbitration procedures set forth herein: (i) disputes for which a different resolution determination is specifically set forth in this Lease; (ii) all claims by either party which (1) seek anything other than enforcement or determination of rights under this Lease or (2) are primarily founded upon matters of fraud, willful misconduct, bad faith or any other allegations of tortious action, and seek the award of punitive or exemplary damages; (iii) claims relating to (1) Landlord’s exercise of any unlawful detainer rights pursuant to applicable Legal Requirements or (2) rights or remedies used by Landlord to gain possession of the Premises or terminate Tenant’s right of possession to the Premises, all of which disputes shall be resolved by suit filed in the applicable court of jurisdiction, the decision of which court shall be subject to appeal pursuant to applicable Legal Requirements; and (iv) any claim or dispute that is within the jurisdiction of Small Claims Court.

C. The provisions of this Section shall not limit, require the postponement of, or in any other way preclude the exercise of any right or remedies otherwise enjoyed by any party to this Lease under the provisions hereof.

49. Miscellaneous.

A. Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.

B. For so long as Landlord maintains the contract for electricity at the Project, Landlord shall have access to the Energy Data (defined below) and shall collect Energy Data on Tenant’s behalf annually. In the event Landlord is not the intermediary for electricity at the Project and Tenant obtains its own electricity contract, annually Tenant, at Tenant’s sole cost and expense, shall deliver to Landlord data regarding the electricity consumed in the operation of the Premises (the “Energy Data”) for purposes of regulatory compliance, manual and automated benchmarking, energy management, building environmental performance labeling and other related purposes, including but not limited, to the Environmental Protection Agency’s Energy Star rating system and other energy benchmarking systems. Tenant agrees to update such benchmarking information for Tenant’s operations conducted during the year. Landlord shall use commercially reasonable efforts to utilize automated data transmittal services offered by utility companies to access the Energy Data.

For any information or inquiries related to sustainability and energy usage, please contact:

Valerie Leith, Paralegal

11620 Wilshire Boulevard, Suite 1000

Los Angeles, CA 90025

C. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

50. CCPA Disclosure. In accordance with the California Consumer Privacy Act (“CCPA”), Landlord makes the following disclosure: Landlord collects certain categories of personal information about tenants including identifiers (such as names, email addresses and telephone numbers) and commercial information as set forth on the Tenant Contact Information form attached hereto. Such personal information is collected by Landlord for use in providing services under the Lease and for other internal business purposes. Landlord does not sell personal information. To learn more about Landlord’s privacy policy, please visit https://www.rexfordindustrial.com/privacy-policy.

[SIGNATURE PAGE FOLLOWS]

The parties hereto have executed this Lease on the dates specified about their respective signatures.

Landlord:		Tenant:

RIF V – GLENDALE COMMERCE CENTER, LLC,		XOS, INC.,
a California limited liability company		a Delaware corporation

By: Rexford Industrial Realty, L.P.,
a Maryland limited partnership,
Its Managing Member

By: Rexford Industrial Realty, Inc.,
a Maryland corporation,
Its General Partner

By:	/s/ Howard Schwimmer	By:	/s/ Dakota Semler

Printed:	Howard Schwimmer	Printed:	Dakota Semler
Title:	Co-Chief Executive Officer	Title:	CEO
Date:	Aug 12, 2021 | 5:14 PM PDT	Date:	Aug 12, 2021 | 12:50 PM PDT

Address:	11620 Wilshire Boulevard, Suite 1000 Los Angeles, California 90025	Address:	3550 Tyburn St Los Angeles, CA 90065
Telephone:		Telephone:

With a Copy to:

Attn:	General Counsel
C/O:	Rexford Industrial
Address:	11620 Wilshire Boulevard, Suite 1000
Los Angeles, California 90025

EXHIBIT “A”

EXHIBIT “B”

EXHIBIT “C”

EXHIBIT “D”

EXHIBIT “E”